Exhibit 99.1

HF FINANCIAL NAMES MICHAEL M. VEKICH CHAIRMAN

AND STEPHEN M. BIANCHI INTERIM PRESIDENT AND CEO

Board Nominates Christine E. Hamilton and Thomas L. Van Wyhe as Directors

for Election at Annual Meeting of Stockholders on December 13, 2011

SIOUX FALLS, SD, October 14, 2011 — HF Financial Corp. (Nasdaq: HFFC) today announced that the Board of Directors has named Michael M. Vekich as Chairman of the Board and Stephen M. Bianchi as interim President and Chief Executive Officer.  The company also announced the nominations of current directors Christine E. Hamilton and Thomas L. Van Wyhe for reelection at the company’s annual meeting of stockholders, which will be held on December 13, 2011.  Stockholders of record as of October 17, 2011 will be entitled to vote at the meeting.

Vekich, who joined the company’s board in October 2010 and has served as Vice-Chair since November 2010, has over 30 years of senior executive and board experience at a variety of companies in banking and other industries.  He is CEO of Vekich Associates Chartered, a Minneapolis-based management advisory firm which specializes in strategic planning, turnarounds, mergers and acquisitions, and board governance.  Bianchi, who joined HF Financial in April 2010, has over 26 years of commercial and retail banking experience, including 20 years in the Twin Cities and broader Midwest markets.

“The HF Financial Board is committed to positive change in the operational leadership and execution at the company as we focus on delivering value for all our shareholders,” said Vekich.  “I am pleased to have been elected Chairman by the Board, and we all believe Steve is the right person to lead HF Financial as we continue our permanent CEO search and execute our strategic plan.  We are committed to maintaining our strong capital levels and asset quality and delivering the outstanding customer service that is the hallmark of our franchise.  Whether through acquisition or organic growth, we believe expanding into the fragmented and underserved Twin Cities marketplace is a significant, immediate opportunity.  HF Financial has a solid foundation and a bright future serving the banking needs of the communities of South Dakota and the Twin Cities.”

Bianchi said, “I appreciate the opportunity to lead HF Financial’s operations at this important time as we execute our strategic plan.  We are taking a disciplined approach to our expansion into the Twin Cities and bringing the same extraordinary service that has made the bank a partner of choice for individuals and businesses across South Dakota.”

Commenting on the nominations of Hamilton and Van Wyhe, Vekich said, “We greatly appreciate the valuable contributions Christine and Tom bring to the Board.  Their intimate understanding of our customer base and the communities we serve is irreplaceable, and they provide significant insights on a wide variety of topics — from governance to strategic direction.  We are pleased to nominate them for reelection at our upcoming annual meeting.  The entire Board is committed to transparency, integrity and delivering value to all our shareholders.”

Vekich and Bianchi are assuming roles formerly held by Curtis L. Hage who, as previously disclosed, is retiring on December 31, 2011.  Hage will not stand for reelection at the company’s 2011 annual meeting.  HF Financial’s Board currently consists of seven members, six of whom are independent.  Hage will continue to serve on the Board until the company’s annual meeting, at which time the Board will be reduced to six members.  He will also serve as a special advisor to the company until his retirement at the end of the year.

Additional Background on Vekich and Bianchi

Prior to founding Vekich Associates in 1998, Vekich served as Executive Chairman of Skyline Exhibits, a trade show exhibit and manufacturing company, from 2005 to July 2010.  He was an incorporator and director of Tradition Capital Bank, a privately-held community bank, from 2005-2009, including serving as Audit Committee Chair.  He also served as a director of Ciprico, Inc., a publicly-held company which engaged in the creation, design, manufacture, and marketing of storage solutions for digital media assets, from 2003-2007, including serving as Chair of the Audit Committee and Chair of the Governance Committee.

Prior to joining HF Financial in 2010, Bianchi worked at Associated Bank from 2006 to 2010 including as Senior Vice President, Minnesota Regional President and Minnesota Regional Commercial Banking Manager. Before that, he was Twin Cities Business Banking Manager for Wells Fargo Bank, where he held several other management positions for nearly 14 years.

Additional Background on Hamilton and Van Wyhe

Hamilton has served as the Managing Principal of a large diversified farming and ranching operation in central South Dakota since November 2000.  She formed the MHCH Foundation, a non-profit family foundation established to promote South Dakota and its future in the changing global economy. Hamilton serves on the boards of directors of a number of other entities, including the South Dakota State University Foundation Council of Trustees, South Dakota Rural Enterprise, Inc. and South Dakota Biotech Association.

Van Wyhe is an Area Manager for Trane, Sioux Falls and Rapid City, South Dakota and Fargo and Bismarck, North Dakota, an air conditioning and heating sales and service company.  He has been employed in various capacities by that organization since 1973 and has held his present position since 2010.  He is the former owner of Jameson Systems Incorporated, a franchise distributor for Trane.  He is a former chairman of the boards of directors of the Sioux Falls Area Chamber of Commerce, Sioux Falls Convention and Visitors Bureau, Sioux Falls Sales and Marketing Executives, Sioux Empire Housing Partnership, American Society of Heating, Refrigeration and Air Conditioning Engineers — South Dakota.  He is currently chair of the boards of directors for the Sanford Health Foundation and the Sioux Falls Arena/Convention Center.

About HF Financial Corp.

HF Financial Corp., based in Sioux Falls, SD, is the parent company for financial services companies, including Home Federal Bank, Mid America Capital Services, Inc., dba Mid America Leasing Company, Hometown Investment Services, Inc. and HF Financial Group, Inc.  The largest publicly traded savings association headquartered in South Dakota, HF Financial Corp. operates with 34 offices in 19 communities, throughout Eastern South Dakota and one location in Marshall, Minnesota.  The Corporation has opened a branch in the Twin Cities market as Infinia Bank, a Division of Home Federal Bank of South Dakota. Internet banking is also available at www.homefederal.com.

Important Information

This material may be deemed to be solicitation material in respect of the solicitation of proxies from the Corporation’s stockholders in connection with the Corporation’s 2011 Annual Meeting of Stockholders (the “Annual Meeting”).  The Corporation plans to file with the Securities and Exchange Commission (the “SEC”) and furnish to its stockholders a proxy statement in connection with the Annual Meeting (the “Annual Meeting Proxy”), and advises its stockholders to read the Annual Meeting Proxy and any and all supplements and amendments thereto when they become available, because they will contain important information.  Stockholders may obtain a free copy of the Proxy Statement and other documents that the Corporation files with the SEC (when available) at the SEC’s website at www.sec.gov.  The Proxy Statement and these other documents may also be obtained upon request addressed to the Secretary of the Corporation at 225 South Main Avenue, Sioux Falls, South Dakota 57104.

Certain Information Concerning Participants

The Corporation, its directors and certain of its executive officers may be deemed to be participants in the solicitation of the Corporation’s stockholders in connection with its Annual

Meeting.  Stockholders may obtain information regarding the names, affiliations and interests of such individuals in the Corporation’s proxy statement related to its 2010 Annual Meeting of Stockholders, filed with the SEC on October 13, 2010 and on Forms 3 and 4 filed with the SEC.

Forward-Looking Statements

This news release and other reports issued by the Company, including reports filed with the Securities and Exchange Commission, contain “forward-looking statements” that deal with future results, expectations, plans and performance.  In addition, the Company’s management may make forward-looking statements orally to the media, securities analysts, investors or others.  These forward-looking statements might include one or more of the following:

•                  Projections of income, loss, revenues, earnings or losses per share, dividends, capital expenditures, capital structure, adequacy of loan loss reserves, tax benefit or other financial items.

•                  Descriptions of plans or objectives of management for future operations, products or services, transactions, investments and use of subordinated debentures payable to trusts.

•                  Forecasts of future economic performance.

•                  Use and descriptions of assumptions and estimates underlying or relating to such matters.

Forward-looking statements can be identified by the fact they do not relate strictly to historical or current facts.  They often include words such as “optimism,” “look-forward,” “bright,” “pleased,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may”.

Forward-looking statements about the Company’s expected financial results and other plans are subject to certain risks, uncertainties and assumptions.  These include, but are not limited to the following: possible legislative changes and adverse economic, business and competitive conditions and developments (such as shrinking interest margins and continued short-term environments); deposit outflows, reduced demand for financial services and loan products; changes in accounting policies or guidelines, or in monetary and fiscal policies of the federal government; changes in credit and other risks posed by the Company’s loan and lease portfolios; the ability or inability of the Company to manage interest rate and other risks; unexpected or continuing claims against the Company’s self-insured health plan; the ability or inability of the Company to successfully enter into a definitive agreement for and close anticipated transactions; technological, computer-related or operational difficulties; adverse changes in securities markets; results of litigation; and the other risks detailed from time to time in the Company’s SEC filings, including but not limited to, its annual report on Form 10-K for the fiscal year ending June 30, 2010.

Forward-looking statements speak only as of the date they are made.  The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.  Although the Company believes its expectations are reasonable, it can give no assurance that such expectations will prove to be correct.  Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described in any forward-looking statements.

Media Contacts	Investor Contacts
Andrew Cole/Paul Scarpetta	Scott Winter/Mike Brinn
Sard Verbinnen & Co	Innisfree M&A Incorporated
212-687-8080	212-750-5833